UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2009

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2009, Converted Organics Inc. ("we" or "our") entered into an agreement with four institutional investors, pursuant to which we issued, in the aggregate: (a) 1,500,000 shares of our common stock; and (b) warrants to purchase an additional 1,500,000 shares of our common stock at an exercise price of $1.40 per share. On May 26, 2009, we entered into an amended agreement with the same institutional investors pursuant to which the warrants were exercised in full. Pursuant to such amended agreement, we agreed to issue to these investors in the aggregate warrants to purchase an additional 1,500,000 shares of our common stock at an exercise price of $1.61 per share ("Warrants"). The Warrants are callable by us at any time after our common stock has closed at or above $2.42 for five consecutive trading days. The Warrants may be exercised at any time on or after their date of issuance until August 14, 2009. We expect the offering close on or about May 27, 2009.

Chardan Capital Markets, LLC acted as financial advisor on the offering and will receive a fee equal to $147,000.

We are making the offering and sale of the Warrants pursuant to a shelf registration statement on Form S-3 (Registration No. 333-158784) declared effective by the Securities and Exchange Commission on May 19, 2009, and a base prospectus dated as of the same date, as supplemented by a prospectus supplement to be filed with the Securities and Exchange Commission on May 27, 2009.

The descriptions of terms and conditions of the May 26, 2009 amended agreement and Warrants set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of such amended agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

A copy of the press release making the announcement of the offering is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Form of Amended Agreement Dated May 26, 2009
Exhibit 99.1 Press Release Dated May 27, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

May 27, 2009	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.1	Form of Amended Agreement Dated May 26, 2009
99.1	Press Release Dated May 27, 2009